Series B September 30 Triggering Event Waiver | 1 Waiver of September 30 2026 Triggering Event Series B Convertible Preferred Stock This Waiver (“Waiver”) is executed and delivered by the undersigned holder (the “Holder”) in favor of Nauticus Robotics, Inc., a Delaware corporation (the “Company”), with respect to the Company’s Series B Convertible Preferred Stock (the “Preferred Shares”). This Waiver relates to the Certificate of Designations of Rights and Preferences of Series B Convertible Preferred Stock of the Company, as amended or supplemented and in effect on the Effective Date (the “Certificate of Designations”). Capitalized terms not otherwise defined herein have the meanings given in the Certificate of Designations. 1. Waiver of Specified Event. Pursuant to Sections 5(a) and 22 of the Certificate of Designations, the Holder hereby irrevocably waives, with respect to the Preferred Shares, the occurrence and continuance of the Triggering Event described in Section 5(a)(xv) arising solely because any Preferred Shares remain outstanding on or after September 30, 2026 (the “Specified Event”). This waiver applies only for the period commencing September 30, 2026 and ending on and including March 31, 2027 (the “Waiver Period”). The waiver of the Specified Event expires automatically at the end of the Waiver Period. Beginning April 1, 2027, if any Preferred Shares remain outstanding, the Specified Event and its consequences shall apply prospectively with respect to the Preferred Shares in accordance with the Certificate of Designations, subject to the protections against retroactive consequences in Section 2 below. 2. Consequences of Waiver. Solely to the extent attributable to the occurrence or continuance of the Specified Event during the Waiver Period, the Holder agrees as follows: (a) Dividends. The increase in the Dividend Rate to the Default Rate of 18% per annum (or the maximum lawful rate, if lower) under Section 3(c), and any unpaid incremental dividends solely attributable to that increase, are waived. Dividends otherwise continue to accrue and be payable at the rate and in the manner otherwise applicable. (b) Conversion. The Holder waives any right to a Triggering Event Conversion under Sections 4(e)(ii) and 4(e)(iii) based on the Specified Event, including use of the Redemption Premium of the Conversion Amount and any related surviving Alternate Conversion Right Period. The 125% multiplier (the additional 25% conversion premium) shall not apply solely because of the Specified Event. The existing 120% calculation of the Conversion Amount under Section 4(b), ordinary conversion rights, and Alternate Optional Conversion rights under Section 4(e)(i) are preserved. (c) Notice. The Holder acknowledges that, as a result of this Waiver, the Triggering Event Notice required by Section 5(b) is not required, solely with respect to the Specified Event. (d) Other consequences. The Specified Event shall be disregarded in determining satisfaction of the Equity Conditions and any Equity Conditions Failure, including for purposes of Section 3(a). Furthermore, as a result of this Waiver, no Triggering Event has occurred that would create an obligation or consequences under the Certificate of Designations arising solely from the Specified Event, including those under Sections 9, 13(c) and 13(p). 3. Reservation of Other Rights. This Waiver is limited to the Specified Event and its consequences expressly addressed herein. It does not waive any other Triggering Event, breach or default, or any rights arising independently of the Specified Event, whether occurring before, on or after the Effective Date. All other terms remain in effect.

Series B September 30 Triggering Event Waiver | 2 4. Effectiveness and Authority. This Waiver becomes effective when executed by the Holder and delivered to the Company (the “Effective Date”). It applies only to the Holder’s rights with respect to the Preferred Shares and does not purport to bind any non-signing holder or any other series of preferred stock. Its effectiveness is not conditioned on execution of a waiver by any other holder. The Holder represents that it holds, or is duly authorized to act for the holder of, the Preferred Shares and has full authority to execute and deliver this Waiver. The Holder acknowledges that the Company may rely on this Waiver in permitting the Preferred Shares to remain outstanding on and after September 30, 2026. 5. Successors and Assigns. This Waiver binds the Holder and its successors and assigns with respect to the Preferred Shares and benefits the Company and its successors and assigns. Before transferring any Preferred Shares, the Holder shall provide the transferee with a copy of this Waiver and obtain the transferee’s written agreement to take those Preferred Shares subject to this Waiver. The Holder’s rights in any other capacity or under any other instrument are not waived hereby. 6. Miscellaneous. The provisions of Section 23 and 26 of the Certificate of Designations are incorporated herein, mutatis mutandis. This Waiver may be executed in counterparts, each of which is deemed an original and all of which together constitute one instrument. If any provision of this Waiver is invalid or unenforceable, the remaining provisions shall not be affected. Any amendment or revocation of this Waiver must be in writing signed by the Holder and the Company. Signatures delivered electronically, including by PDF or electronic-signature platform, have the same effect as original signatures. The Company’s acknowledgment below confirms receipt and is not a condition to effectiveness. The undersigned has executed this Waiver through its duly authorized signatory. HOLDER Legal name of Holder: By: _________________________________________________________ Name: ______________________________________________________ Title: _______________________________________________________ Date signed: __________________________________________________ Number of Series B Preferred Shares currently held: Email: ______________________________________________________ ACKNOWLEDGED AS RECEIVED BY NAUTICUS ROBOTICS, INC. By: /s/ John W. Gibson, Jr. Name: John W. Gibson, Jr. Title: President and CEO Date: __________________________________________________